Exhibit 10.5

                               FOURTH AMENDMENT TO
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Fourth Amendment, dated as of June 18, 1996, is made by and between DAKOTAH, INCORPORATED, a South Dakota corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of August 17, 1995, (as amended by a First Amendment to Credit and Security Agreement dated as of October 5, 1995, a Second Amendment to Credit and Security Agreement dated as of November 15, 1995 and a Third Amendment to Credit and Security Agreement dated as of March 15, 1995 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement. The Lender is willing to grant the Borrower's request subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Fourth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

" 'Borrowing Base' means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

(a) the Maximum Line; or

(b) the sum of:

                                    (i)    80% of Eligible Accounts; and

                                    (ii) on or before July 15, 1996, the lesser
                           of (A) 25% of Eligible Inventory or (B) $2,000,000; and zero (0) thereafter."

" 'Fourth Amendment' means that certain Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of June __, 1996."

2. No Other Changes. Except as explicitly amended by this Fourth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Fourth Amendment and to perform all of its obligations hereunder, and this Fourth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Fourth Amendment have been duly authorized by all necessary corporate action and do not
(I) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (
III) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

5. No Waiver. The execution of this Fourth Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Fourth Amendment.

6. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Fourth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

7. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Fourth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

8. Miscellaneous. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.


NORWEST BUSINESS CREDIT, INC.              DAKOTAH, INCORPORATED

By ______________________________          By ______________________________
     Its  ___________________________           Its ___________________________